EXHIBIT  5.1

                             Scheichet & Davis, P.C.
                                Counselors at Law
                          800 Third Avenue - 29th Floor
                              New York,  NY  10022
                                 (212) 688-3200
                               Fax: (212) 371-7634
                           william@scheichetdavis.com


                                             August  30,  2002


New  York  Health  Care,  Inc.
NYHC  Acquisition,  Inc.
1850  Mc  Donald  Avenue
Brooklyn,  NY  11223


            Re:     REGISTRATION  STATEMENT  ON  FORM  S-4
                    UNDER  THE  SECURITIES  ACT  OF  1933;
                    S.E.C.  FILE  NO.  1-12451

Gentlemen:

     We have acted as counsel to New York Health Care, Inc., a New York corporation (the "Company"), and NYHC Acquisition, Inc., a Delaware corporation ("NYHC Acquisition") and wholly-owned subsidiary of the Company, in connection with the proposed merger transaction between NYHC Acquisition and The Bio Balance Corp., a Delaware corporation ("Bio Balance") in which shares of the Company's common stock, par value $.01 per share and its common stock purchase warrants will be exchanged for not less than ninety percent (90%) of the outstanding shares of Bio Balance common stock and all outstanding Bio Balance common stock purchase warrants, and NYHC Acquisition will merge into Bio Balance. We have participated in the preparation of the Company's Registration Statement on Form S-4 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Registration Statement covers a total of up to 23,143,334 shares of the Company's $.01 par value common stock (the "Common Stock"), issuable pursuant to the Stock for Stock Exchange Agreement dated as of October 11, 2001, as amended February 13, 2002, July 10, 2002 and August 13, 2002 (the "Merger Agreement") by and among the Company, NYHC Acquisition and Bio Balance.

     We have been asked to render our opinion in connection with the Registration Statement as set forth below. Capitalized terms used herein without further definition shall have the meaning given to them in the Merger Agreement and the Registration Statement.


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     In  connection with the preparation of our opinion, we have examined copies of the Registration Statement, the Merger Agreement and such other documents, corporate records, certificates of public officials and other instruments, whether as originals, copies, certified or otherwise identified to our satisfaction, as we have deemed necessary for the purposes of rendering our opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof and that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     In rendering our opinions, we have also assumed that (i) the Registration Statement becomes and remains effective during the period when the shares of the Company's common stock are offered and issued; (ii) the shares of the Company's common stock are issued in accordance with the terms and conditions of the Merger Agreement, (iii) appropriate certificates evidencing the shares of the Company are executed and delivered by the Company, and (iv) all applicable corporation and securities laws are complied with.

     We are members of the Bar of the State of New York and our opinions are limited to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply or whether the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

     Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York;

2. NYHC Acquisition has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York; and

3. when issued by the Company in the manner provided for in the Merger Agreement and the Registration Statement, the shares of the Company's common stock will be duly authorized, validly issued, fully paid and non assessable.

     We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the use of our name as attorneys in connection with the Registration Statement.

                                   Very  truly  yours,

                                   SCHEICHET  &  DAVIS,  P.C.


                                   William  J.  Davis
                                   A  Member  of  the  Firm
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